Exhibit 1.02

MERRILL LYNCH & CO., INC.

Medium-Term Notes

Due 9 Months or More from Date of Issue

DISTRIBUTION AGREEMENT

December 15, 2004

MERRILL LYNCH & CO.

Merrill Lynch, Pierce, Fenner & Smith

                      Incorporated

World Financial Center

North Tower, 10th Floor

New York, New York 10281-1310

Dear Sirs:

Merrill Lynch & Co., Inc., a Delaware corporation (the “Company”), confirms its agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (the “Agent”) with respect to the issue and sale by the Company of its Medium-Term Notes described herein (the “Notes”). The Notes are to be issued pursuant to an indenture dated as of April 1, 1983, as amended or restated (the “Indenture”), between the Company and JPMorgan Chase Bank, N.A., as trustee (the “Trustee”). As of the date hereof, the Company has authorized the issuance and sale of up to U.S. $34,218,265,000 aggregate principal amount (or its equivalent, based upon the applicable exchange rate at the time of issuance, in such foreign or composite currencies as the Company shall designate at the time of issuance) of Notes to or through the Agent pursuant to the terms of this Agreement. It is understood, however, that the Company may from time to time authorize the issuance of additional Notes and that such additional Notes may be sold to or through the Agent pursuant to the terms of this Agreement, all as though the issuance of such Notes were authorized as of the date hereof.

This Agreement specifies terms and conditions on which Notes may be sold by the Company (i) to the Agent as principal for resale and (ii) directly to investors through the Agent as an agent of the Company in soliciting offers for the purchase of Notes.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (No. 333-109802) for the registration of certain securities, including the Notes, under the Securities Act of 1933, as amended (the “1933 Act”), and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”). Such registration statement has been declared effective by the Commission and the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the “1939 Act”), and the Company has filed such post-effective amendments thereto as may be required prior to its acceptance of any offer for the purchase of Notes and each such post-effective amendment has been declared effective by the Commission. Such registration statement (as so amended, if applicable, and any further registration statements which may be filed by the Company for the purpose of registering additional Notes and in connection with which this Agreement is included or incorporated by reference as an exhibit) is referred to herein as the “Registration Statement”; and the final prospectus and all applicable amendments or supplements thereto (including the final prospectus supplement and any pricing supplement relating to the offering of Notes), in the form furnished to the Agent for use in confirming sales of Notes, are collectively referred to herein as the “Prospectus”; provided, however, that all references to the “Registration Statement” and the “Prospectus” shall also be deemed to include all documents incorporated therein by reference pursuant to the Securities Exchange Act of 1934, as amended (the “1934 Act”), prior to any acceptance by the Company of an offer for the purchase of Notes; provided, further, that if the Company files a registration statement with the Commission pursuant to Rule 462(b) of the 1933 Act Regulations (the “Rule 462(b) Registration Statement”), then, after such filing, all references to the “Registration Statement” shall also be deemed to include the Rule 462(b) Registration Statement. A “preliminary prospectus” shall be deemed to refer to any prospectus used before the Registration Statement became effective and any prospectus furnished by the Company after the registration statement became effective and before any acceptance by the Company of an offer for the purchase of Notes which omitted information to be included upon pricing in a form of prospectus filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations. For purposes of this Agreement, all references to the Registration Statement, Prospectus or preliminary prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

All references in this Agreement to financial statements and schedules and other information which is “disclosed”, “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, Prospectus or preliminary prospectus shall be deemed to include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, Prospectus or preliminary prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, Prospectus or preliminary prospectus shall be deemed to include the filing of any document under the 1934 Act which is incorporated by reference in the Registration Statement, Prospectus or preliminary prospectus, as the case may be.

SECTION 1. Appointment as Agent.

(a) Appointment. Subject to the terms and conditions stated herein, the Company hereby agrees that Notes will be sold exclusively to or through the Agent. The Agent is authorized to engage the services of any other broker or dealer in connection with the offer or sale of the Notes purchased by the Agent as principal for resale to others but is not authorized to appoint sub-agents. In connection with sales by the Agent of Notes purchased by the Agent as principal to other brokers or dealers, the Agent may allow any portion of the discount it has received in connection with such purchases from the Company to such brokers or dealers. The Company agrees that, during the period the Agent is acting as the Company’s agent hereunder, unless otherwise agreed, the Company will not contact or solicit potential investors to purchase the Notes and will not appoint other agents to act on its behalf, or to assist it, in the placement of the Notes.

(b) Sale of Notes. The Company shall not sell or approve the solicitation of offers for the purchase of Notes in excess of the amount which shall be authorized by the Company from time to time or in excess of the principal amount of Notes registered pursuant to the Registration Statement. The Agent will have no responsibility for maintaining records with respect to the aggregate principal amount of Notes sold, or of otherwise monitoring the availability of Notes for sale, under the Registration Statement.

(c) Purchases as Principal. The Agent shall not have any obligation to purchase Notes from the Company as principal. However, absent an agreement between the Agent and the Company for the Agent to act as an agent for the Company, the Agent shall be deemed to be acting as principal in connection with any offering of Notes by the Company. Any purchase of Notes from the Company by the Agent as principal shall be made in accordance with Section 3(a) hereof.

(d) Solicitations as Agent. If agreed upon by the Agent and the Company, the Agent, acting solely as agent for the Company and not as principal, will solicit offers for the purchase of Notes. The Agent will communicate to the Company, orally, each offer to purchase Notes solicited by such Agent on an agency basis, other than those offers rejected by the Agent. The Agent shall have the right, in its discretion reasonably exercised, to reject any offer for the purchase of Notes, in whole or in part, and any such rejection shall not be deemed a breach of the Agent’s agreement contained herein. The Company may accept or reject any offer for the purchase of Notes which is communicated to it by the Agent, in whole or in part. The Agent shall make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer for the purchase of Notes has been solicited by the Agent on an agency basis and accepted by the Company. The Agent shall not have any liability to the Company in the event that any such agency purchase is not consummated for any reason. If the Company shall default on its obligation to deliver Notes to a purchaser whose offer has been solicited by the Agent on an agency basis and accepted by the Company, the Company shall (i) hold the Agent harmless against any loss, claim or damage arising from or as a result of such default by the Company and (ii) notwithstanding such default, pay to the Agent any commission to which it would be entitled in connection with such sale.

(e) Reliance. The Company and the Agent agree that any Notes purchased from the Company by the Agent as principal shall be purchased, and any Notes the placement of which the Agent arranges as agent of the Company shall be placed by the Agent, in reliance on the representations, warranties, covenants and agreements of the Company contained herein and on the terms and conditions and in the manner provided herein.

SECTION 2. Representations and Warranties.

(a) Representations and Warranties of the Company. The Company represents and warrants to the Agent as of the date hereof, as of the date of each acceptance by the Company of an offer for the purchase of Notes (whether to the Agent as principal or through the Agent as agent), as of the date of each delivery of Notes (whether to the Agent as principal or through the Agent as agent) (the date of each such delivery to the Agent as principal being hereafter referred to as a “Settlement Date”), and as of any time that the Registration Statement or the Prospectus shall be amended or supplemented or there is filed with the Commission any document incorporated by reference into the Prospectus (each of the times referenced above being referred to herein as a “Representation Date”) as follows:

(i) Compliance with Registration Requirements. The Company meets the requirements for use of Form S-3 under the 1933 Act. The Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with. In addition, the Indenture as of each Representation Date has been duly qualified under the 1939 Act.

At the respective times the Registration Statement and any post-effective amendments thereto (including the filing of the Company’s most recent Annual Report on Form 10-K with the Commission subsequent to the date the Registration Statement became effective (the “Annual Report on Form 10-K”)) became effective and at each Representation Date, the Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the 1939 Act and the rules and regulations of the Commission under the 1939 Act (the “1939 Act Regulations”), and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At the date of the Prospectus and at the Settlement Date, the Prospectus and any amendments and supplements thereto did not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If Rule 434 is used, the Company will comply with the requirements of Rule 434. The representations and warranties in this subsection shall not apply to (A) statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by the Agent expressly for use in the Registration Statement or the Prospectus or (B) that part of the Registration Statement that constitutes the Statement of Eligibility on Form T-1 (the “Form T-1”) under the 1939 Act of the relevant Trustee.

Each preliminary prospectus and prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Agent for use in connection with the offering of Notes will, at the time of such delivery, be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(ii) Incorporated Documents. The documents incorporated by reference in the Prospectus, at the time they were or hereafter are filed with the Commission, complied or when so filed will comply, as the case may be, in all material respects with the requirements of the 1934 Act and the rules and regulations promulgated thereunder (the “1934 Act Regulations”), and, when read together and with the other information in the

Prospectus, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were or are made, not misleading.

(iii) No Material Adverse Changes in Business. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as may otherwise be stated therein or contemplated thereby, there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business.

(b) Additional Certifications. Any certificate signed by any director or officer of the Company and delivered to the Agent or to counsel for the Agent in connection with an offering of Notes to the Agent as principal or through the Agent as agent shall be deemed a representation and warranty by the Company to the Agent as to the matters covered thereby on the date of such certificate and at each Representation Date subsequent thereto.

SECTION 3. Purchases as Principal Solicitations as Agent.

(a) Purchases as Principal. Unless otherwise agreed by the Agent and the Company, Notes purchased from the Company by the Agent as principal shall be made in accordance with terms agreed upon by the Agent and the Company (which terms, unless otherwise agreed, shall, to the extent applicable, include those terms specified in Exhibit A hereto and shall be agreed upon orally, with written confirmation prepared by the Agent and delivered to the Company). The Agent’s commitment to purchase Notes as principal shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth. Unless the context otherwise requires, references herein to “this Agreement” shall include the applicable agreement of the Agent to purchase Notes from the Company as principal. Each purchase of Notes, unless otherwise agreed, shall be at a discount from the principal amount of each such Note equivalent to the applicable commission set forth in Schedule A hereto. The Agent may engage the services of any other broker or dealer in connection with the resale of the Notes purchased by it as principal and may allow all or any portion of the discount received by it in connection with such purchases from the Company to such brokers and dealers. At the time of each purchase of Notes from the Company by the Agent as principal, the Agent shall specify the requirements for the officer’s certificate, opinion of counsel and comfort letter pursuant to Sections 7(b), 7(c) and 7(d) hereof.

(b) Solicitations as Agent. On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, when agreed by the Company and the Agent, the Agent, as agent of the Company, will use its reasonable efforts to solicit offers to purchase Notes upon the terms and conditions set forth herein and in the Prospectus. All Notes sold through the Agent as agent will be sold at 100% of their principal amount unless otherwise agreed to by the Company and the Agent.

The Company reserves the right, in its sole discretion, to suspend solicitation of offers for the purchase of Notes through the Agent, as agent of the Company, commencing at any time for any period of time or permanently. As soon as practicable after receipt of instructions from the Company, the Agent will suspend solicitation of offers for the purchase of Notes from the Company until such time as the Company has advised the Agent that such solicitation may be resumed.

The Company agrees to pay the Agent, as consideration for acting as agent of the Company in soliciting offers to purchase Notes, a commission, in the form of a discount, equal to the applicable percentage of the principal amount of each Note sold by the Company as a result of any such solicitation made by the Agent, as set forth in Schedule A hereto, unless otherwise agreed.

(c) Administrative Procedures. The purchase price, interest rate or formula, maturity date and other terms of the Notes specified in Exhibit A hereto (as applicable) shall be agreed upon between the Company and the Agent and specified in a pricing supplement to the Prospectus (each, a “Pricing Supplement”) to be prepared by the Company in connection with each sale of Notes. Except as otherwise specified in the applicable Pricing Supplement, the Notes will be issued in denominations of U.S. $1,000 or any larger amount that is an integral multiple of U.S. $1,000. Administrative procedures with respect to the issuance and sale of the Notes (the “Procedures”) shall be agreed upon from time to time among the Company, the Agent and the Trustee. The Agent and the Company agree to perform, and the Company agrees to cause the Trustee to agree to perform, their respective duties and obligations specifically provided to be performed by them in the Procedures.

SECTION 4. Covenants of the Company.

The Company covenants with the Agent as follows:

(a) Notice of Certain Events. The Company will notify the Agent as soon as reasonably possible (i) of the effectiveness of any post-effective amendment to the Registration Statement, (ii) of the receipt of any comments from the Commission with respect to the Registration Statement or the Prospectus, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose. The Company will make reasonable efforts to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(b) Notice of Certain Proposed Filings. The Company will give the Agent advance notice of its intention to file or prepare any additional registration statement with respect to the registration of additional Notes, any amendment to the Registration Statement or any amendment or supplement to the Prospectus (other than an amendment or supplement providing solely for a change in the interest rates of Notes), whether by the filing of documents pursuant to the 1934 Act, the 1933 Act or otherwise, and will furnish the Agent with copies of any such amendment or supplement or other documents proposed to be filed or prepared a reasonable time in advance of such proposed filing or preparation, as the case may be, and will not file any such amendment or supplement or other documents in a form to which the Agent or counsel for the Agent shall reasonably object.

(c) Copies of the Registration Statement and the Prospectus. The Company will deliver to the Agent as many signed and conformed copies of the Registration Statement (as originally filed) and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated by reference in the Prospectus) as the Agent may reasonably request. The Company has furnished or will furnish to the Agent upon request as many copies of the Prospectus (as amended or supplemented) as the Agent shall reasonably request so long as the Agent is required to deliver a Prospectus in connection with sales or solicitations of offers to purchase the Notes.

(d) Preparation of Pricing Supplements. The Company will prepare, with respect to any Notes to be sold through or to the Agent pursuant to this Agreement, a Pricing Supplement with respect to such Notes in a form previously approved by the Agent and will file such Pricing Supplement pursuant to Rule 424 under the 1933 Act.

(e) Revisions of Prospectus — Material Changes. Except as otherwise provided in this Section, if at any time during the term of this Agreement any event shall occur or condition exist as a result of which it is necessary, in the reasonable opinion of counsel for the Agent or counsel for the Company, to further amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of either such counsel, to amend or supplement the Registration Statement or the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, immediate notice shall be given, and confirmed in writing, to the Agent to cease the solicitation of offers to purchase the Notes in the Agent’s capacity as agent and to cease sales of any Notes the Agent may then own as principal, and the Company will promptly amend the Registration Statement and the Prospectus, whether by filing documents pursuant to the 1934 Act, the 1933 Act or otherwise, as may be necessary to correct such untrue statement or omission or to make the Registration Statement and Prospectus comply with such requirements.

(f) Prospectus Revisions — Periodic Financial Information. Except as otherwise provided in this Section, on or prior to the date on which there shall be released to the general public interim financial statement information related to the Company with respect to each of the first three quarters of any fiscal year or preliminary financial statement information with respect to any fiscal year, the Company shall furnish such information to the Agent, confirmed in writing, and shall cause the Prospectus to be amended or supplemented to include or incorporate by reference financial information with respect thereto and corresponding information for the comparable period of the preceding fiscal year, as well as such other information and explanations as shall be necessary for an understanding thereof or as shall be required by the 1933 Act or the 1933 Act Regulations.

(g) Prospectus Revisions — Audited Financial Information. Except as otherwise provided in this Section, on or prior to the date on which there shall be released to the general public financial information included in or derived from the audited financial statements of the Company for the preceding fiscal year, the Company shall cause the Registration Statement and the Prospectus to be amended, whether by the filing of documents pursuant to the 1934 Act, the

1933 Act or otherwise, to include or incorporate by reference such audited financial statements and the report or reports, and consent or consents to such inclusion or incorporation by reference, of the independent accountants with respect thereto, as well as such other information and explanations as shall be necessary for an understanding of such financial statements or as shall be required by the 1933 Act or the 1933 Act Regulations.

(h) Earnings Statements. The Company will make generally available to its security holders as soon as practicable, an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(i) Blue Sky Qualifications. The Company will use reasonable efforts to qualify the Notes for offering and sale under the applicable securities laws of such states (“Blue Sky” laws) and other jurisdictions of the United States as the Agent may request, and will maintain such qualifications in effect for as long as may be required for the distribution of the Notes; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Notes have been qualified as above provided. The Company will promptly advise the Agent of the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any such state or jurisdiction or the initiating or threatening of any proceeding for such purpose.

(j) 1934 Act Filings. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act, will file promptly all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods prescribed by the 1934 Act and the 1934 Act Regulations.

(k) Stand-Off Agreement. If agreed by the Agent and the Company in connection with a purchase by the Agent of Notes as principal, between the date of the agreement to purchase such Notes and the Settlement Date with respect to such purchase, the Company will not, without the Agent’s prior written consent, offer or sell, or enter into any agreement to sell, any debt securities of the Company (other than the Notes that are to be sold pursuant to such agreement and commercial paper in the ordinary course of business).

(l) Suspension of Certain Obligations. The Company shall not be required to comply with the provisions of subsection (e), (f) or (g) of this Section during any period from the time (i) the Agent shall have suspended solicitation of purchases of the Notes in its capacity as agent pursuant to a request from the Company and (ii) the Agent shall not then hold any Notes purchased as principal pursuant hereto, until the time the Company shall determine that solicitation of purchases of the Notes should be resumed or the Agent shall subsequently purchase Notes from the Company as principal.

SECTION 5. Conditions of Agent’s Obligations.

The obligations of the Agent to purchase Notes from the Company as principal, the obligations of the Agent to solicit offers for the purchase of Notes as an agent of the Company and the obligations of any purchasers of Notes sold through the Agent as agent of the Company, will be subject to the accuracy of the representations and warranties on the part of the Company herein contained or contained in any certificate of an officer of the Company or any of its subsidiaries delivered pursuant to the provisions hereof, to the performance and observance by the Company of its covenants and other obligations hereunder, and to the following additional conditions precedent:

(a) Effectiveness of Registration Statement. The Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act and no proceedings for that purpose shall have been instituted or shall be pending or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Agent.

(b) Legal Opinion. Prior to or on the date hereof, the Agent shall have received the legal opinion of counsel for the Company, in form and substance as of a recent date satisfactory to the Agent, to the effect that:

(i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

(ii) The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement.

(iii) To the best of their knowledge and information, the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required and in which failure of the Company to be so qualified and in good standing would have a material adverse effect upon the Company and its subsidiaries considered as a single enterprise.

(iv) Merrill Lynch, Pierce, Fenner & Smith Incorporated (“MLPF&S”) has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, has corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement, and, to the best of such counsel’s knowledge, is duly qualified as a foreign corporation to transact business and is in good standing in the State of New York; MLPF&S is a Controlled Subsidiary of the Company, as such term is defined in the Indenture; all of the issued and outstanding capital stock of MLPF&S has been duly authorized and validly issued, is fully paid and non-assessable, and all of such capital stock owned by the Company, to the best of their knowledge, is owned by the Company, free and clear of any mortgage, pledge, lien, encumbrance, claim or equity.

(v) This Agreement has been duly and validly authorized, executed and delivered by the Company.

(vi) The Indenture has been duly and validly authorized, executed and delivered by the Company and (assuming the Indenture has been duly authorized, executed and delivered by the Trustee) constitutes the legal, valid and binding agreement of the Company, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting enforcement of creditors’ rights generally, or by general equity principles, and except further as enforcement thereof may be limited by (A) requirements that a claim with respect to any Notes under the Indenture denominated other than in U.S. dollars (or a foreign currency or foreign currency unit judgment in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or (B) governmental authority to limit, delay or prohibit the making of payments in foreign currency or currency units or payments outside the United States.

(vii) The Notes, in the forms certified by the Company as of the date of the opinion are in the forms contemplated by the Indenture, have been duly and validly authorized by all necessary corporate action and, when executed and authenticated as specified in the Indenture and delivered against payment pursuant to this Agreement, will be valid and binding obligations of the Company, enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting enforcement of creditors’ rights generally or by general equity principles, and except further as enforcement thereof may be limited by (A) requirements that a claim with respect to any Notes denominated other than in U.S. dollars (or a foreign currency or foreign currency unit judgment in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or (B) governmental authority to limit, delay or prohibit the making of payments in foreign currency or currency units or payments outside the United States, and each holder of Notes will be entitled to the benefits of the Indenture.

(viii) The Indenture and the Notes conform in all material respects to the descriptions thereof in the Prospectus.

(ix) The Indenture is qualified under the 1939 Act.

(x) The Registration Statement is effective under the 1933 Act and, to the best of their knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission.

(xi) The Registration Statement, at the time it became effective (other than the financial statements included therein, as to which no opinion need be rendered) complied as to form in all material respects with the requirements of the 1933 Act, the 1939 Act and the regulations under each of those Acts.

(xii) No consent, approval, authorization, or order of any court or governmental authority or agency is required in connection with the sale of the Notes, except such as have been obtained under the 1933 Act and state securities laws; and, to the best of their knowledge and information, the execution and delivery of this Agreement and the Indenture and the consummation of the transactions contemplated herein and therein will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the charter or by-laws of the Company, or any law, administrative regulation or administrative or court decree.

(xiii) Each document filed pursuant to the 1934 Act and incorporated by reference in the Prospectus complied when filed as to form in all material respects with the 1934 Act and the 1934 Act Regulations thereunder.

(xiv) The Notes, in the form(s) certified by the Company as of the date of the opinion, when issued, authenticated and delivered pursuant to the provisions of this Agreement and the Indenture, will be excluded or exempted from the provisions of the Commodity Exchange Act, assuming the accuracy of any certifications of factual matters furnished by the Agent or the Company in connection with the issuance thereof.

In giving their opinion, counsel for the Company shall additionally state that nothing has come to their attention that would lead them to believe that the Registration Statement, at the time it became effective or, if an amendment to the Registration Statement or an Annual Report on Form 10-K has been filed by the Company with the Commission subsequent to the effectiveness of the Registration Statement, then at the time of the most recent such filing, or at the date of the opinion, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading or that the Prospectus, as amended or supplemented, or (if such opinion is being delivered in connection with the purchase of Notes by the Agent as principal pursuant to Section 7(c) hereof) at the date of any agreement by the Agent to purchase Notes as principal and at the Settlement Date with respect thereto, as the case may be, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c) Officer’s Certificate. There shall not have been, since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and, upon the request of the Agent, prior to or on the date hereof the Agent shall have received a certificate of the President, a Vice President, the Treasurer, an Assistant Treasurer or the Controller of the Company, in form and substance substantially similar to the form of certificate described in Appendix I attached hereto and satisfactory to the Agent, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties of the Company herein contained are true and correct with the same force and effect as though expressly made at and as of the date of such certificate, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the date of such certificate, and (iv) no stop order suspending the effectiveness of the Registration

Statement has been issued and no proceedings for that purpose have been instituted, are pending or, to the best of such officer’s knowledge, are threatened by the Commission.

(d) Accountants’ Comfort Letters. Prior to or on the date hereof, the Agent shall have received a letter from Deloitte & Touche LLP (“D&T”) or such other independent public accountant of the Company, in form and substance as of a recent date satisfactory to the Agent, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to agents or underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus (each, a “Comfort Letter”).

(e) Other Documents. Prior to or on the date hereof, and on each Settlement Date, counsel to the Agent shall have been furnished with such documents and opinions as such counsel may reasonably require for the purpose of enabling such counsel to pass upon the issuance and sale of Notes as herein contemplated and related proceedings, or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of Notes as herein contemplated shall be satisfactory in form and substance to the Agent and to counsel to the Agent.

Section 6. Delivery of and Payment for Notes Sold through the Agent as Agent.

Delivery of Notes sold through the Agent as agent of the Company shall be made by the Company to the Agent for the account of any purchaser only against payment therefor in immediately available funds. In the event that a purchaser shall fail either to accept delivery of or to make payment for a Note on the date fixed for settlement, the Agent shall promptly notify the Company and deliver the Note to the Company, and, if the Agent has theretofore paid the Company for such Note, the Company will promptly return such funds to the Agent. If such failure has occurred for any reason other than default by the Agent in the performance of its obligations hereunder, the Company will reimburse the Agent on an equitable basis for its loss of the use of the funds for the period such funds were credited to the Company’s account.

Section 7. Additional Covenants of the Company.

The Company further covenants and agrees with the Agent that:

(a) Reaffirmation of Representations and Warranties. Each acceptance by the Company of an offer for the purchase of Notes (whether to the Agent as principal or through the Agent as agent), and each delivery of Notes to the Agent (whether to the Agent as principal or through the Agent as agent), shall be deemed to be an affirmation that the representations and warranties of the Company contained in this Agreement and in any certificate theretofore delivered to the Agent pursuant hereto are true and correct at the time of such acceptance or sale, as the case may be, and an undertaking that such representations and warranties will be true and correct at the time of delivery to the purchaser or its agent, or to the Agent, of the Note or Notes relating to such acceptance or sale, as the case may be, as though made at and as of each such time (and it is understood that such representations and warranties shall relate to the Registration Statement and Prospectus as amended and supplemented to each such time).

(b) Subsequent Delivery of Certificates. Each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented, (ii) there is filed with the Commission any document incorporated by reference into the Prospectus, (iii) (if required in connection with the purchase of Notes by the Agent as principal) the Company sells Notes to the Agent as principal or (iv) if the Company issues and sells Notes in a form not previously certified to the Agent by the Company, upon the request of the Agent the Company shall furnish or cause to be furnished to the Agent a certificate dated the date of filing with the Commission of such supplement or document, the date of effectiveness of such amendment, or the date of such sale, as the case may be, in form satisfactory to the Agent to the effect that the statements contained in the certificate referred to in Section 5(c) hereof which were last furnished to the Agent are true and correct at the time of such amendment, supplement, filing or sale, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section 5(c), modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate.

(c) Subsequent Delivery of Legal Opinions. Each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented, (ii) there is filed with the Commission any document incorporated by reference into the Prospectus, (iii) (if required in connection with the purchase of Notes by the Agent as principal) the Company sells Notes to the Agent as principal or (iv) if the Company issues and sells Notes in a form not previously certified to the Agent by the Company, upon the request of the Agent the Company shall furnish or cause to be furnished to the Agent and to counsel to the Agent the written opinion of counsel for the Company satisfactory to the Agent dated the date of filing with the Commission of such supplement or document, the date of effectiveness of such amendment, or the date of such sale, as the case may be, in form and substance satisfactory to the Agent, of the same tenor as the opinion referred to in Section 5(b) hereof, but modified, as necessary, to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion; or, in lieu of such opinion, counsel last furnishing such opinion to the Agent shall furnish the Agent with a letter to the effect that the Agent may rely on such last opinion to the same extent as though it was dated the date of such letter authorizing reliance (except that statements in such last opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such letter authorizing reliance).

(d) Subsequent Delivery of Comfort Letters. Each time that the Registration Statement or the Prospectus shall be amended or supplemented to include additional financial information or there is filed with the Commission any document incorporated by reference into the Prospectus which contains additional financial information, the Company shall cause D&T or such other independent public accountant of the Company to furnish the Agent a letter, dated the date of effectiveness of such amendment, supplement or document with the Commission in form satisfactory to the Agent, of the same tenor as the Comfort Letter contemplated in Section 5(d) hereof but modified to relate to the Registration Statement and Prospectus, as amended and supplemented to the date of such letter, with such changes as may be necessary to reflect changes in the financial statements and other information derived from the accounting records of the Company; or (if required in connection with the purchase of Notes by the Agent as principal) the

Company sells Notes to the Agent as principal, the Company shall (i) cause D&T or such other independent public accountant of the Company to furnish the Agent a letter contemplated in Section 5(d) hereof, or (ii) deliver a copy of a Comfort Letter in the form contemplated in Section 5(d) hereof, but dated prior to the date of such sale, provided that such date shall not be prior to the date of the most recent amendment or supplement to the Registration Statement or the Prospectus which included additional financial information or the date of the most recent filing with the Commission of any document incorporated by reference into the Prospectus which contains additional financial information, and, upon the request of the Agent, a certificate of representations dated as of the Settlement Date with respect to certain financial and accounting matters of the Company (such certificate being in a form substantially similar to that which is required for the delivery of a Comfort Letter by that firm) executed by an official of the Company familiar with such financial and accounting matters.

SECTION 8. Indemnification.

(a) Indemnification of the Agent. The Company agrees to indemnify and hold harmless the Agent and each person, if any, who controls the Agent within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of an untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, provided that (subject to Section 8(d) hereof) any such settlement is effected with the written consent of the Company; and

(iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Agent), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) above;

provided, however, that this indemnity does not apply to any loss, liability, claim, damage or expense to the extent arising out of an untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by the Agent expressly for use in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

(b) Indemnification of Company, Directors and Officers. The Agent agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 8(a) hereof, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by the Agent expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

(c) Actions Against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 8(a) hereof, counsel to the indemnified parties shall be selected by the Agent and, in the case of parties indemnified pursuant to Section 8(b) hereof, counsel to the indemnified shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 8 or 9 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 8(a)(ii) effected without its written consent if

(i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 9. Contribution.

In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Section 8 hereof is for any reason held to be unavailable to or insufficient to hold harmless the indemnified parties although applicable in accordance with its terms, the Company and the Agent shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company and the Agent, as incurred, in such proportions that the Agent is responsible for that portion represented by the percentage that the total commissions and underwriting discounts received by the Agent to the date of such liability bears to the total sales price from the sale of Notes sold to or through the Agent to the date of such liability, and the Company is responsible for the balance; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section, each person, if any, who controls the Agent within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Agent, and each director of the Company, each officer of the Company who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company.

SECTION 10. Payment of Expenses.

The Company will pay all expenses incident to the performance of its obligations under this Agreement, including:

(a) The preparation, filing, printing and delivery of the Registration Statement as originally filed and all amendments thereto and any preliminary prospectus, the Prospectus and any amendments or supplements thereto;

(b) The preparation, printing and delivery of this Agreement and the Indenture;

(c) The preparation, issuance and delivery of the Notes, including any fees and expenses relating to the eligibility and issuance of Notes in book-entry form and the cost of obtaining CUSIP or other identification numbers for the Notes;

(d) The fees and disbursements of the Company’s accountants, counsel and other advisors or agents (including any calculation agent or exchange rate agent) and of the Trustee and its counsel;

(e) The reasonable fees and disbursements of counsel to the Agent incurred in connection with the establishment of the Program and incurred from time to time in connection with the transactions contemplated hereby;

(f) The fees charged by nationally recognized statistical rating organizations for the rating of the Program and the Notes;

(g) The fees and expenses incurred in connection with any listing of Notes on a securities exchange;

(h) The qualification of the Notes under state securities laws in accordance with the provisions of Section 4(i) hereof, including the filing fees incident to, and the reasonable fees and disbursements to counsel to the Agent in connection with, the preparation of any Blue Sky Survey and any Legal Investment Survey.

(i) The filing fees incident to, and the reasonable fees and disbursements of counsel to the Agent in connection with, the review, if any, by the National Association of Securities Dealers, Inc. (the “NASD”); and

(j) Any advertising and other out-of-pocket expenses of the Agent incurred with the approval of the Company.

SECTION 11. Representations, Warranties and Agreements to Survive Delivery.

All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company submitted pursuant hereto or thereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Agent or any controlling person of the Agent, or by or on behalf of the Company, and shall survive each delivery of and payment for the Notes.

SECTION 12. Termination.

(a) Termination of this Agreement. This Agreement (excluding any agreement hereunder by the Agent to purchase Notes from the Company as principal) may be terminated for any reason, at any time by either the Company or the Agent upon the giving of 30 days’ prior written notice of such termination to the other party hereto.

(b) Termination of Agreement to Purchase Notes as Principal. The Agent may terminate any agreement hereunder by the Agent to purchase Notes as principal, immediately upon notice to the Company, at any time prior to the Settlement Date relating thereto (i) if there has been, since the date of such agreement or since the respective dates as of which information is given in the Registration Statement, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there shall have occurred any material adverse change in the financial markets in the United States or any outbreak or escalation of hostilities or other national or international calamity or crisis the effect of which is such as to make it, in the judgment of the Agent, impracticable or inadvisable to market the Notes or enforce contracts for the sale of the Notes, or

(iii) if trading in any securities of the Company has been suspended by the Commission or a national securities exchange, or if trading generally on the American Stock Exchange or the New York Stock Exchange or the Nasdaq National Market System has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by said exchanges, the Nasdaq National Market System or by order of the Commission, the NASD or any other governmental authority, or a banking moratorium shall have been declared by either Federal or New York authorities or if a banking moratorium shall have been declared by the relevant authorities in the country or countries of origin of any foreign currency or currencies in which the Notes are denominated or payable or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (iv) if the rating assigned by any nationally recognized securities rating agency to any debt securities of the Company as of the date of any applicable principal purchase shall have been lowered since that date or if any such rating agency shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any debt securities of the Company, or (v) if there shall have come to the Agent’s attention any facts that would cause the Agent to believe that the Prospectus, at the time it was required to be delivered to a purchaser of Notes, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time of such delivery, not misleading.

(c) General. In the event of any such termination, neither party will have any liability to the other party hereto, except that (i) the Agent shall be entitled to any commissions earned in accordance with the third paragraph of Section 3(b) hereof, (ii) if at the time of termination (a) the Agent shall own any Notes purchased by it from the Company as principal with the intention of reselling them or (b) an offer to purchase any of the Notes has been accepted by the Company but the time of delivery to the purchaser or his agent of the Note or Notes relating thereto has not occurred, the covenants set forth in Sections 4 and 7 hereof shall remain in effect until such Notes are so resold or delivered, as the case may be, and (iii) the covenant set forth in Section 4(h) hereof, the provisions of Section 10 hereof, the indemnity and contribution agreements set forth in Sections 8 and 9 hereof, and the provisions of Sections 11, 14 and 15 hereof shall remain in effect.

SECTION 13. Notices.

Unless otherwise provided herein, all notices required under the terms and provisions hereof shall be in writing, either delivered by hand, by mail or by telecopier, and any such notice shall be effective when received at the address specified below.

If to the Company:

Merrill Lynch & Co., Inc.

4 World Financial Center

New York, New York 10080

Attention: Treasury

Telecopy No.: (212) 557-4695

With a copy to:

Merrill Lynch & Co., Inc.

222 Broadway, 17th Floor

New York, New York 10038

Attention: Corporate Secretary

Fax: [(212) 602-8436]

If to the Agent:

Merrill Lynch & Co.

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

World Financial Center

North Tower - 10th Floor

New York, New York 10281-1310

Attention: MTN Product Management

Fax: (212) 449-2234

or at such other address as such party may designate from time to time by notice duly given in accordance with the terms of this Section 13.

SECTION 14. Parties.

This Agreement shall inure to the benefit of and be binding upon the Agent and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons, officers and directors referred to in Sections 8 and 9 hereof and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and their respective successors and said controlling persons, officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Notes shall be deemed to be a successor by reason merely of such purchase.

SECTION 15. GOVERNING LAW; FORUM.

THIS AGREEMENT AND ALL THE RIGHTS AND OBLIGATIONS OF THE PARTIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES. ANY SUIT, ACTION OR PROCEEDING BROUGHT BY THE COMPANY AGAINST THE AGENT IN CONNECTION WITH OR ARISING UNDER THIS AGREEMENT SHALL BE BROUGHT SOLELY IN THE STATE OR FEDERAL COURT OF APPROPRIATE JURISDICTION LOCATED IN THE BOROUGH OF MANHATTAN, THE CITY OF NEW YORK.

SECTION 16. Effect of Headings.

The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 17. Counterparts.

This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts hereof shall constitute a single instrument.

If the foregoing is in accordance with the Agent’s understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this Agreement along with all counterparts will become a binding agreement between the Agent and the Company in accordance with its terms.

Very truly yours,

MERRILL LYNCH & CO., INC.

By:	/s/ John Laws

Name:	John Laws
Title:	Assistant Treasurer

CONFIRMED AND ACCEPTED,

  as of the date first above written:

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:	/s/ Scott G. Primrose

Name:	Scott G. Primrose
Title:	Authorized Signatory Managing Director Global Debt Capital Markets

EXHIBIT A

The following terms, if applicable, shall be agreed to by the Agent and the Company in connection with each sale of Notes:

Principal Amount: $

(or principal amount of foreign currency)

Interest Rate:

If Fixed Rate Note, Interest Rate:

If Floating Rate Note:

Interest Rate Basis:

Initial Interest Rate:

Initial Interest Reset Date:

Spread or Spread Multiplier, if any:

Interest Rate Reset Date(s):

Interest Payment Date(s):

Index Maturity:

Maximum Interest Rate, if any:

Minimum Interest Rate, if any:

Interest Rate Reset Period:

Interest Payment Period:

Calculation Agent:

If Redeemable:

Initial Redemption Date:

Initial Redemption Percentage:

Annual Redemption Percentage Reduction:

If Repayable:

Optional Repayment Date(s):

Date of Maturity:

Purchase Price:         %

Settlement Date and Time:

Currency of Denomination:

Denominations (if currency is other than U.S. dollar):

Currency of Payment:

Additional Terms:

Also, in connection with the purchase of Notes by the Agent as principal, agreement as to whether the following will be required:

Officer’s Certificate pursuant to Section 7(b) of the Distribution Agreement.

Legal Opinion pursuant to Section 7(c) of the Distribution Agreement.

Comfort Letter pursuant to Section 7(d) of the Distribution Agreement.

Stand-off Agreement pursuant to Section 4(k) of the Distribution Agreement.

SCHEDULE A

Unless otherwise set forth in the applicable Pricing Supplement, as compensation for the services of the Agent hereunder, the Company shall pay the Agent, on a discount basis, a commission for the sale of each Note equal to the principal amount of such Note multiplied by the appropriate percentage set forth below:

MATURITY RANGES	PERCENT OF PRINCIPAL AMOUNT
From 9 months to less than 1 year	.050%

From 1 year to less than 18 months	.075

From 18 months to less than 2 years	.125

From 2 years to less than 3 years	.175

From 3 years to less than 4 years	.250

From 4 years to less than 5 years	.300

From 5 years to less than 6 years	.350

From 6 years to less than 7 years	.375

From 7 years to less than 8 years	.400

From 8 years to less than 9 years	.425

From 9 years to less than 10 years	.450

From 10 years to less than 15 years	.475

From 15 years to less than 20 years	.550

From 20 years to 30 years	.600

Beyond 30 years	*

*	To be negotiated by the Company and the Agent at the time of sale.

APPENDIX I

MERRILL LYNCH & CO., INC.

Officer’s Certificate

I, [name], the [title] of Merrill Lynch & Co., Inc., a Delaware corporation (the “Company”), pursuant to Section 7(b) of the Distribution Agreement dated December 15, 2004 (the “Distribution Agreement”), between the Company and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, hereby certify that, to the best of my knowledge, after reasonable investigation:

(i) Since November 26, 2003, there has been no material adverse change in the condition, financial or otherwise, of the Company and its subsidiaries considered as one enterprise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business other than as contemplated or set forth in the prospectus (the “Prospectus”) contained in the registration statement (File No. 333-109802) relating to the Company’s Medium-Term Notes, Series C (the “Registration Statement”);

(ii) The representations and warranties of the Company in Section 2 of the Distribution Agreement are true and correct with the same force and effect as though expressly made as of the date hereof;

(iii) The Company has performed or complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the date hereof; and

(iv) No stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been initiated or threatened by the Securities and Exchange Commission.

IN WITNESS WHEREOF, I have hereunto signed my name and affixed the seal of the Company.

Dated:

[name]
[title]